UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

DAY ONE BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40431	83-2415215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Sierra Point Parkway, Suite 200 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 484-0899

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAWN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed on March 6, 2026, with the U.S. Securities and Exchange Commission (the “SEC”), on March 6, 2026, Servier Pharmaceuticals LLC, a Delaware limited liability company (“Parent”), Servier Detroit Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), Day One Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Servier S.A.S., a French société par actions simplifiée, solely as a guarantor (“Guarantor” and together with Parent and Purchaser, the “Servier Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). All capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, on March 26, 2026, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $21.50 per share (the “Offer Price”), net to the seller in cash, without interest thereon, and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by the Servier Parties with the SEC on March 26, 2026, as subsequently amended (the “Offer to Purchase”), and the related Letter of Transmittal.

At one minute past 11:59 p.m., Eastern Time, on April 22, 2026 (the “Expiration Time”), the Offer expired and was not further extended. Computershare Trust Company, N.A., the depositary and paying agent for the Offer, advised Purchaser that, as of the Expiration Time, a total of 88,180,910 Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 85.34% of the Shares issued and outstanding as of immediately following the consummation of the Offer. The number of Shares tendered satisfied the Minimum Tender Condition. As the Minimum Tender Condition and each of the other conditions of the Offer were satisfied, on April 23, 2026, Purchaser irrevocably accepted for payment all the Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time, and will pay for such Shares as required by the Merger Agreement.

Following the consummation of the Offer, on April 23, 2026, the Servier Parties completed the acquisition of the Company, pursuant to the terms and conditions of the Merger Agreement, through the merger of Purchaser with and into the Company, and without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by the Company or any wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) Shares owned by Parent, Purchaser or any other subsidiary of Parent at the commencement of the Offer and owned by Parent, Purchaser or any other subsidiary of Parent immediately prior to the Effective Time, (iii) Shares irrevocably accepted for purchase by Purchaser in the Offer or (iv) Shares that are held by stockholders who are entitled to demand and properly demand appraisal for such Shares pursuant to and in compliance in all respects with Section 262 of the DGCL and do not fail to perfect or otherwise waive, withdraw or lose their right to appraisal with respect to such shares under the DGCL) was converted into the right to receive the Offer Price in cash, without interest thereon (the “Merger Consideration”), less any applicable tax withholding.

Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each option to purchase Shares granted under a Company Equity Incentive Plan or as a non-plan inducement award that was then-outstanding (collectively, the “Company Stock Options”) and unvested became fully vested. At the Effective Time, each Company Stock Option that was then outstanding was cancelled and the holder of such Company Stock Option became entitled to receive a cash payment without interest and less any applicable tax withholding, equal to the product obtained by multiplying (i) the total number of Shares underlying such Company Stock Option and (ii) the excess of the Merger Consideration over the per Share exercise price of such Company Stock Option, if such Company Stock Option had a per Share exercise price less than the Merger Consideration. Any Company Stock Option that had an exercise price per Share that was equal to or greater than the Merger Consideration was cancelled for no consideration at the Effective Time.

Pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each restricted stock unit of the Company granted under a Company Equity Incentive Plan (collectively, the “Company RSUs”) that was then outstanding but unvested became immediately vested in full. At the Effective Time, each Company RSU that was then outstanding (including, without limitation, any restricted stock unit that had been deferred pursuant to the Company’s Director Equity Deferral Plan) was cancelled and the holder thereof became entitled to receive a cash payment, without interest thereon and less any applicable tax withholding, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the number of Shares underlying such Company RSU.

The foregoing description of the Offer, the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 6, 2026, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the transactions contemplated by the Merger Agreement, effective as of immediately prior to the Effective Time, the Company terminated the Company ESPP and, as of the Effective Time, each of the Company Stock Plans were terminated.

In connection with the closing of the transactions contemplated by the Merger Agreement, on April 20, 2026, the Company provided written notice to Piper Sandler & Co. and JonesTrading Institutional Services LLC as sales agents (together, the “Agents”), of its election to terminate the Equity Distribution Agreement, dated June 1, 2022, between the Company and the Agents (the “Sales Agreement”). The termination is effective as of the Expiration Time. The material terms of the Sales Agreement are summarized in the Company’s Registration Statement on Form S-3 filed with the SEC on September 14, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

On April 22, 2026, the Company (i) confirmed to the Nasdaq Stock Market LLC (“Nasdaq”) that the Offer was scheduled to expire at one minute past 11:59 p.m., Eastern Time, on April 22, 2026, (ii) notified Nasdaq of the anticipated consummation of the Merger prior to market open on April 23, 2026 and (iii) requested that Nasdaq halt trading of the Shares effective as of 8:00 p.m., Eastern Time, on April 22, 2026. On April 23, 2026, the Company confirmed to Nasdaq that the Merger had been consummated and requested that Nasdaq maintain the halt on trading of the Shares and file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Parent and the Surviving Corporation also intend to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the Merger, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (except as described in the Introductory Note of this Current Report on Form 8-K) was converted into the right to receive the Merger Consideration, without interest and less any applicable tax withholding. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Parent, as the direct parent company of Purchaser, acquired 100% of the voting securities of the Company. The aggregate consideration paid by Parent in connection with the Offer and the Merger is approximately $2.5 billion in equity value and is being funded by Servier and Parent with cash on hand and similar cash-like instruments.

To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation. The directors of Purchaser immediately prior to the Effective Time were David K. Lee and Danielle Button. As of the Effective Time, Jeremy Bender, Habib Dable, Scott Garland, William Grossman, Natalie Holles, John Josey, Garry Nicholson and Saira Ramasastry each ceased to be directors of the Company and members of any committee of the Company’s board of directors. These departures were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the officers of Purchaser immediately prior to the Effective Time became the officers of the Surviving Corporation. The officers of Purchaser immediately prior to the Effective Time were David K. Lee as President and Secretary, and Danielle Button as Treasurer. Effective immediately following the Effective Time, all of the incumbent officers of the Company, as of immediately prior to the Effective Time, were removed as officers of the Company.

Biographical and other information regarding the new director and officers of the Surviving Corporation has been previously disclosed in Schedule I of the Offer to Purchase, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the Merger Agreement, as of the Effective Time, the bylaws of Purchaser, as in effect immediately prior to the Effective Time, became the bylaws of the Company (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated March 6, 2026, by and among the Company, Parent, Purchaser, and, solely for the purposes of Section 10.12, Guarantor (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 6, 2026).

3.1**	Amended and Restated Certificate of Incorporation of the Company, dated April 23, 2026.

3.2**	Amended and Restated Bylaws of the Company, dated April 23, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DAY ONE BIOPHARMACEUTICALS, INC.

Date: April 23, 2026	By:	/s/ David Lee
David Lee
President and Secretary